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                                                                     EXHIBIT 4.3


                               RIGHTS AGREEMENT

This Rights Agreement (the " Agreement") is made as of the 24th day of November, 1999 by and among GKN Holdings, Inc., a Delaware corporation (the "Company"), Global Knowledge Network, Inc., a Delaware corporation ("Global Knowledge") and the individuals and entities listed on Schedule 1 attached hereto ( each a "Holder" and collectively the "Holders").

                                   RECITALS

(A) The Company and Global Knowledge have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of November 24, 1999, by and among the Company, Professional Training Services, Inc., a Pennsylvania corporation, Global Knowledge and the other Persons named therein and party thereto.

(B) The Company has issued certain shares of its Series B Preferred Stock to the Holders.

(C) The Company and the Holders desire to enter into an agreement granting the Holders certain registration rights, information rights and other rights in connection with its ownership of the Company's Series B Preferred Stock and any future ownership of the capital stock of the Company which may be acquired upon conversion of, or with respect to, the same.

(D) This Agreement is made pursuant to the Merger Agreement and the Company has agreed to provide the rights set forth in this Agreement in order to induce the Holders to enter into the Merger Agreement or consent to the Merger or both.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree as follows:
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                                   SECTION 1

       DEFINITIONS; RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

"Adjusted Share Equivalent Number" sha11 mean the number of shares determined by multiplying (I) the Exchange Share Equivalent Number by (2) the Adjusted Exchange Quotient.

"Adjusted Exchange Quotient" shall mean the result obtained by dividing (1) the product of (a) the "Applicable Conversion Value" (as such term is defined in Article FOURTH, Section I. C5.(c) of the Charter) multiplied by (b) a fraction, the numerator of which is the number of shares of the Company determined on a Fully Diluted Basis and the denominator of which is the number of shares of Global Knowledge determined on a Fully Diluted Basis, by (2) eighty percent (80%) of the offering price per share of the Global Knowledge Common Stock in the Qualified Offering.

"Charter" shall have the meaning assigned to such term in the Merger Agreement. "Commission" shall mean the Securities and Exchange commission or any other federal agency at the time administering the Securities Act.

"Common Stock" shall mean the common stock, without par value per share of the Company.

"Conversion Stock" shall mean the Common Stock issued or issuable upon conversion of the Series B Preferred Stock.

"Designated Representatives" shall mean not more than three (3) Persons selected (and identified to the Company) by the Requisite Holders, as such term is defined in the Merger Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"Exchange Share Equivalent Number" shall mean the number of shares of Global Knowledge Common Stock which, upon issuance in an exchange pursuant to the provisions of Section 3,1 hereof, equals the indirect percentage of Global Knowledge Common Stock which was represented by the shares of the Company so tendered, as of the date of such exchange, calculated in the case of both the Company and Global Knowledge on a Fully-Diluted Basis.

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"Exchange Shares" shall mean any Global Knowledge Common Stock issued to the
Holders pursuant to the provisions of Section 3 hereof.

"Excluded Form" shall mean Forms S-4 or S-8 under the Securities Act as are respectively in effect on the date hereof or any successor registration forms under the Securities Act thereto subsequently adopted by the Commission.

"Fully Diluted Basis" shall mean, with respect to any Person, that at the Exchange Date, all then outstanding options, warrants or other rights to acquire the common stock of such Person have been exercised, and all the outstanding securities convertible into or exchangeable for the common stock of such Person shall have been so converted or exchanged.

"Global Knowledge Common Stock" shall mean the Common Stock $.01 par value per share of Global Knowledge.

"Holder" means any Person party hereto and any other persons holding Registrable Securities to whom the rights granted under this Agreement have been transferred in accordance with the terms and conditions of this Agreement.

"Initial Public Offering" means the date of the consummation of-the first offering of Common Stock or of any shares of the Global Knowledge Common Stock which is registered pursuant to an effective registration statement filed by the Company or Global Knowledge, as the case may be, under the Securities Act (other than (i) a registration statement filed on Form S-4 or any successor form thereto, relating to any merger, consolidation or other business combination by the Company with one or more persons pursuant to which, if consummated, the Company would be the surviving entity or (ii) a registration statement filed on Form S-8 or any successor form thereto, with respect to the issuance of common stock or rights to acquire common stock or securities, issued or granted to employees or directors of; or consultants to, the Company).

"Initiating Holders" shall have the meaning given such term in Section 1.4(b).

"Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

"Qualified Offering" means an Initial Public Offering resulting in gross proceeds to the Company of at least $30,000,000 (before underwriting fees, expenses, commissions and discounts).

The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registrable Securities" shall mean (I) Conversion Stock, (2) the Exchange Shares and (3) any Common Stock or Global Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or

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other distribution with respect to, or in exchange for or in replacement of, the
Series B Preferred Stock, the Exchange Shares or the Conversion Stock, excluding, however, any Registrable Securities sold by a Person in a transaction in which such Person's registration rights under this Agreement are not transferred or assigned and excluding any securities if and so long as they have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) previously sold in a registration for sale by a Holder pursuant to this Agreement, or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under section 4(1) thereof, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

"Registration Expenses" shall have the meaning given such term in Section
1.4(d).

"Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.3.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.7).

"Series B Preferred Stock" shall mean the Series B Preferred Stock of the Company issued pursuant to the Merger Agreement.

"Violation" shall have the meaning given such term in Section 1.6(a).

1.2. Restrictions on Transferability. The Series B Preferred Stock, the Exchange Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which are intended to ensure compliance with the provisions of the Securities Act. No sale, assignment, transfer or pledge of the Series B Preferred Stock, the Exchange Shares or the Conversion Stock shall be made unless the selling, assigning, transferring or pledging Holder of such stock causes any proposed purchaser, assignee, transferee, or pledgee thereof to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

1.3. Restrictive Legend. (a) Each certificate representing (i) the Series B Preferred Stock, (ii) the Exchange Shares, (iii) the Conversion Stock, and (iv) any other securities issued in respect of the Series B Preferred Stock, the Exchange Shares or the Conversion Stock or upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (the "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form, modified as appropriate (in addition to any legend required under applicable state securities laws):

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTION AND BENEFITS SET FORTH IN THE FOLLOWING AGREEMENTS DATED AS THE DATE OF THIS CERTIFICATE: (I) THE AGREEMENT AND PLAN OF MERGER BY AND AMONG THE CORPORATION, GLOBAL KNOWLEDGE NETWORK, INC., PROFESSIONAL TRAINING SERVICES, INC. AND CERTAIN OTHER PERSONS;
(II) THE ESCROW AGREEMENT BY AND AMONG GLOBAL KNOWLEDGE NETWORK, INC., STATE STREET BANK AND TRUST COMPANY AS ESCROW AGENT, AND THE SHAREHOLDERS' REPRESENTATIVE NAMED THEREIN; (III) THE GUARANTY BY WELSH, CARSON, ANDERSON & STOWE VIII LP; AND (IV) THE RIGHTS AGREEMENT AMONG THE CORPORATION, GLOBAL KNOWLEDGE NETWORK, INC. AND CERTAIN OTHER PERSONS.

(b) The Holders, for themselves and each subsequent Holder, consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section I. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, sale, assignment, or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, if requested by the Company, and shall be accompanied at such Holder's expense (except in the case of transactions in compliance with Rule 144, so long as the Company is furnished with evidence of compliance with such Rule, in which case the requirements set forth in the balance of this sentence need not be complied with) by a written opinion of legal counsel who shall be and whose legal opinion addressed to the Company shall be, reasonably satisfactory to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as provided above shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in this Section 1.3 above or a substantially similar legend unless the same is not required in order to establish compliance with any provisions of the Securities Act. The Company covenants that its policy will not be to require an opinion of counsel , other than a letter

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

from counsel to the Company, in routine Rule 144 transactions in which there is no material question as to the availability of current information as referenced in Rule 144(c), the Holder represents that such Holder has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of the Holder's notice of proposed sale.

1.4. Demand Registration.

(a) If the Company receives at any time six (6) months after the closing of the Company's Initial Public Offering, a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration on Form S-l (or similar successor forms) under the Securities Act covering the registration of the Registrable Securities for a public offering price of the Registrable Securities that would involve a reasonably anticipated aggregate price to the public of $5,000,000 or more (before underwriting fees, expenses, commissions and discounts), then the Company shall within ten (10) business days after the receipt thereof, give written notice of such request to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration, subject only to the limitations of this Section 1.4; provided, that (i) the Company may, if its Board of Directors so determines in the exercise of its reasonable good faith judgment that due to a pending or contemplated acquisition or disposition or public offering or other similar transaction involving the Company it would be inadvisable to effect such registration pursuant to this Section 1.4 at such time, defer such registration for a single period not to exceed ninety (90) calendar days in any six (6) month period, and (ii) if the Company elects to defer the registration pursuant to the terms of this sentence, it shall notify the Holders making the registration request in writing of such deferral and no registration shall be deemed to have occurred for purposes of this Agreement.

(b) If the Holders initiating the registration under this Section 1.4 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a) hereof In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting.

(c) The Company is obligated to effect only one (1) such registration pursuant to this Section 1.4.

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(d) All expenses incurred in connection with the registrations effected pursuant to this Section 1.4 and one of the registrations pursuant to Section 4 hereof, including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees and disbursements of counsel for the Company (but excluding underwriters. Fees, expenses, commissions, and discounts which shall be borne pro rata by the participating Holders) and with respect to a registration pursuant to this Section 1.4, up to Twenty-Five Thousand Dollars ($25,000.00) for the reasonable legal expenses of a single legal counsel for the participating Holders (together the "Registration Expenses") shall be borne by the Company; provided, however that the Company shall not be required to pay the expenses of any registration under this Section 1.4, the request for which has been subsequently withdrawn by the Initiating Holders unless such Initiating Holders elect to treat such withdrawn registration request as a completed, effective registration for purposes of determining the number of registrations the Company may be required to effect pursuant to this Section 1.4, in which case the Holders of Registrable
Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered. Each Holder participating in a registration pursuant to this Section 1.4 shall bear such Holder's proportionate share of all discounts, commissions or other amounts payable to underwriters in connection with such offering.

(e) The Holders' rights under this Section 1.4 shall terminate when the Holders are permitted to sell their Registrable Securities under Rule 144 under the Securities Act without regard to volume limitations set forth therein.

1.5. Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing, at least twenty (20) calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on an Excluded Form or relating to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration all or any part of the Registrable Securities held by such Holder shall, within ten (10) calendar days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) If the registration statement under which the Company gives notice under this Section 1.5 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be

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included in a registration pursuant to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in such customary form with the managing underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters, delivered at least five (5) calendar days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) The Company shall use its best efforts to include the shares of Common Stock of any requesting Holder of Registrable Securities under this Section 1.5. With respect to registrations pursuant to this Section 1.5 that do not involve a demand registration which is covered by Section 1.4 above, if a registration pursuant to this Section 1 5 involves an underwritten offering and the managing underwriter or underwriters advises the Company in writing that, in its or their opinion, the total number of shares of Common Stock to be included pursuant to this Section 1.5, exceeds the maximum number of shares of Common Stock specified by the managing underwriter(s) that may be distributed in view of such underwriter(s)' assessment of market conditions, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any; (ii) second, the Registrable Securities of those having rights senior to the Holders requested to be included in such registration, and (iii) third, the Registrable Securities of Holder(s) (including Holders or Holders of Registrable Securities having rights pari passu with the Holders' Registrable Securities) of Registrable Securities requested to be included in such registration; provided, that in no event shall the Holders be prohibited from selling at least twenty-five percent (25%) of the shares sold in such offering by Persons other than the Company. To the extent that shares of Common Stock to be included in the registration must be allocated among the Holder(s) of Registrable Securities pursuant to clause (iii) above, such shares shall be allocated pro rata among the Holder(s) of Registrable Securities based on the number of shares of Common Stock that such Holder(s) of Registrable Securities shall have requested to be included therein subject to the proviso set forth in clause (iii) above.

(d) All Registration Expenses incurred in connection with a registration pursuant to this Section 1.5 shall be borne by the Company to the same extent set forth in Section 1.4(d) hereof

(e) The Holders' rights under this Section 1.5 shall terminate when the Holders are permitted to sell their Registrable Securities under Rule 144 under the Securities Act without regard to volume limitations set forth therein.

1.6. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.4 or 1.5:

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(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto,

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any role or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Company shall reimburse each such Holder, or partner, officer, director, underwriter or controlling Person of such Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with Investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or a partner, officer, director, underwriter or controlling Person of such Holder.

(b) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its officers and directors who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partner, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such

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registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), and provided, that the total amounts payable in indemnity by a Holder under this Section 1. 6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver notice to the indemnifying party within a reasonable time of commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.6, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 1.6 but is judicially determined (by the entity of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.6 provides for an indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances in which indemnification is provided under this Section 1.6, then, and in each such case, the Company or such Holder shall contribute to the aggregate losses, claims, damages or liabilities as is appropriate to reflect not only the relative benefits received by the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case, (1) no Holder shall be required to pay an amount in excess of the net proceeds of the sale of such Registrable Securities received by such Holder pursuant to such registration statement; and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (F) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and the termination of this Agreement.

1.7. Furnish Information. It shall be a condition precedent to the obligations of the Company to take action pursuant to Sections 1.4 and 1.5 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

1.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available (subject to lawful confidential treatment of sensitive or proprietary information), as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted .Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other public information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.9 Transfer of Registration Rights. A Holder's rights pursuant to this Agreement may be assigned, transferred or otherwise conveyed by any Holder to a Person acquiring not less than 50,000 shares, or, if less than 50,000 shares, one hundred percent (100%) of the Registrable

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Securities of the transferring Holder; provided, that the Company is given prior notice by such transferee, stating the name and address of such transferee and said transferee's agreement to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children {natural or adopted), stepchildren, grandchildren, a trust for the benefit or affiliate of a Holder or affiliate of a corporate Holder, without compliance with this Section 1.9; provided, that written notice thereof is promptly given to the Company.

1.10. Special Assurances: Suspensions. Etc. (a) If, in the opinion of outside counsel to the Company, it is necessary or appropriate in order to comply with any applicable rule, regulation or release promulgated by the Commission, the Company's obligations under this Section 1 shall be conditioned upon each Holder whose Registrable Securities are being registered executing and delivering to the Company an appropriate agreement, in the form satisfactory to such counsel for the Company, that such Holder will comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act, and any rules issued thereunder by the Commission, and will furnish to the Company information about sales made in such public offering. The Holders of Registrable Securities included in the registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

(b) At the end of the period during which the Company is obligated to keep any registration statement current and effective {and any extensions thereof required by the preceding paragraph), the Holders of Registrable Securities included in the registration statement shall discontinue sales of such Registrable Securities pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by such registration statement which remain unsold, and such Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

1.11. Holdback Agreements. Each Holder hereby agrees that such Holder shall not, to the extent requested by the Company and the managing underwriters(s) of Common Stock of the Company, sell or otherwise transfer or dispose of any Registrable Securities (other than Registrable Securities being registered in such offering) for up to that period of time following the effective date of a registration statement of the Company filed under the Securities Act as is requested by the managing underwriter(s) of such offering, not to exceed ninety
(90) calendar days.

                                   SECTION 2

           INFORMATION AND INSPECTION RIGHTS; AFFIRMATIVE COVENANTS

2.1.lnformation Rights. Prior to an Initial Public Offering and so long as a Holder continues to hold no fewer than 100,000 Registrable Securities, each such Holder (a "Qualified Holder"), and any of such Qualified Holder's transferees that have been transferred information rights in accordance with Section 2.4 below, shall be entitled to receive, and the Company shall mail to such Qualified Holders or their transferees, as applicable, at the times specified, the following reports;

(a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) calendar days thereafter, an audited consolidated balance sheet of the Company as of the end of such fiscal year, and the related consolidated statements of income, stockholders' equity and cash flows of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied.

(b) Contemporaneously with delivery to Holders of the Company's Common Stock, a copy of each report of the Company delivered to the Holders of Common Stock.

(c) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) calendar days thereafter, an unaudited consolidated balance sheet of the Company as at the end of such quarterly period, and the related unaudited consolidated statements of income, stockholder's equity and cash flow for such quarterly period and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail, subject to year-end audit adjustments.

(d) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) calendar days thereafter, a budget for the ensuing fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months.

In addition to the foregoing rights, from and after the delivery by the Company of any notice of Qualified Offering or notice of optional redemption in accordance with and as contemplated by the Charter, the Designated Representatives shall have reasonable access to directors, officers and management of and consultants to the Company and its books and records for the purpose of conducting reasonable due diligence with respect to the Company's business, prospects and then current plans.

2.2. Confidentiality. The Qualified Holders and their transferees shall hold all financial information furnished to them pursuant to this Section 2 in confidence and shall not furnish any such financial information to any third parties except when required by law or with the written consent of the Company.

2.3. Inspection Rights. In addition to whatever rights the Qualified Holders and any of their transferees may have under applicable law, for so long as the Qualified Holders and the Qualified Holders' transferees hold not fewer than 100,000 Registrable Securities, such Qualified Holders or their transferees, as applicable, shall also have the right, exercisable at their expense and through the Designated Representatives, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their directors, officers, management and consultants) all at such reasonable times and as often as may be reasonably requested without significant disruption of the business of the Company; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers to be a trade Secret or to contain confidential information of other parties.

2.4. Transfer of Rights.

(a) Conditions for Transfer. The rights set forth in Sections 2.1 and 2.3 may be transferred by any Qualified Holder to a transferee or assignee in connection with any transfer or assignment of Registrable Securities; provided that (a) such transfer must otherwise be effected in accordance with applicable securities laws; (b) such prior notice of such transfer or assignment is given to the Company; and (c) such transferee or assignee is either (i) a wholly-owned subsidiary of the Qualified Holder or (ii) acquires from the Qualified Holder at least 100,000 shares of such Qualified Holder's Registrable Shares (as appropriately adjusted for stock splits, combinations and the like).

(b) Limit on Information Provided to Transferees. In the event that the Company reasonably determines that provision of information and/or access to Company properties and records to a transferee would materially adversely impact its proprietary position or that the transferee is a competitor of the Company, such information may be redacted prior to being furnished hereunder and such access may be limited in a manner reasonably determined by the Company to be necessary to avoid said adverse impact to the Company.

                                   SECTION 3

                                EXCHANGE RIGHTS

3.1. Exchange Rights. In the event that Global Knowledge determines that it intends to conduct an Initial Public Offering of its common stock prior to the closing of the Initial Public Offering of the Company's Common Stock, then, not less than sixty (60) calendar days prior to the filing by Global Knowledge of a registration statement with the Commission with respect thereto, Global Knowledge shall give notice of such intention (the "Filing Notice") to the Holders of Series B Preferred Stock and Conversion Stock. Each Holder, by notice to the Company (the "Exchange Notice") given not later than two (2) years following the closing of such Initial Public Offering) shall have the right to elect to tender irrevocably all or any portion of such Holder's Series B Preferred Stock or Conversion Stock or both in exchange for a number of Exchange Shares equal to the Exchange Share Equivalent Number. Any such tender may be made conditional upon completion by Global Knowledge of such Initial Public Offering. In the case that such Initial Public Offering is a Qualified Offering within the meaning of Article FOURTH, Section I. C5.(e) of the Company's Charter, each Holder shall have the right, during the Election Period (as defined in the Charter), to give notice to Global Knowledge that such Holder elects to receive, upon an exchange hereunder, and in lieu of the Exchange Share Equivalent Number, the Adjusted Exchange Share Equivalent Number. The exchange rights herein granted are subject to all of the provisions of the Charter, including the right of the Company to redeem shares of the Series B Preferred Stock.

3.2. Exchange Closing. The closing of the exchange contemplated by Section 3.1 shall take place on the tenth (10th) calendar day following the Exchange Notice (the "Exchange Date"), by surrender by the exchanging Holder of the certificates for the Common Stock or Series B Preferred Stock being tendered, duly endorsed or accompanied by duly executed stock powers, with signatures guaranteed, in exchange for certificates for the Exchange Shares so issued in exchange. No dividends will be paid with respect to any Series B Preferred Stock surrendered in such exchange.

3.3. Substitution of Rights. Following or simultaneous with any exchange pursuant to Section 3.1, the Holders of the Exchange Shares shall have the same rights under this Agreement as they were afforded with respect to the shares of the Company so tendered, and all references herein to "the Company" shall be deemed references to "Global Knowledge" unless the context specifically otherwise requires.

                                   SECTION 4

                           REGISTRATION ON FORM S-3.


4.1. If at any time prior to the date which is five (5) years after the effective date of a Initial Public Offering, Holders (including any of their permitted transferees) of at least twenty-five percent (25%) of the Registrable Securities then outstanding (the "Initiating S-3 Holders") request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities that would involve a reasonably anticipated aggregate price to the public of $2,000,000 or more, before underwriting fees, expenses, commissions and discounts, and the Company is then a registrant entitled to use Form S-3 (or any successor form to Form S-
3) to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form, provided, however, that the Company shall not be obligated to effect more than one (1) registration pursuant to this Section 4 in any twelve (12) month period.

The Company will:

(i) promptly give written notice of the proposed registration to all other Holders of Registrable Securities, and

(ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specjfied in a written request received by the Company within thirty (30) calendar days after receipt of such written notice from the Company. The substantive provisions of Section 4(b) shall be applicable to each registration initiated under this Section 4.

Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4:

         (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

         (B) during the period starting with the date sixty (60) calendar days prior to the filing of, and ending on a date six (6) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

         (C) if the Company shall furnish to each such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would he seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to ninety (90) calendar days from the receipt of the request to file such registration by such Holder within any six month period; or

         (D) with respect to any Registrable Securities, after the Company has effected three (3) such registrations covering such Registrable Securities pursuant to this Section 4, said registration has been declared effective and the securities offered pursuant to such registration have been sold.

(b) Underwriting. If the written request for registration of the Initiating S-3 Holders requests an underwritten offering of Registrable Securities, then the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 4 and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested to the extent provided herein.

(i) The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating S-3 Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 4, if the managing underwriter advises the Initiating S-3 Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating S-3 Holders shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

(ii) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method specified by the Initiating S-3 Holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering) or in the opinion of the Board of Directors of the Company (if such method of disposition is not an underwritten public offering) such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

(iii) If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating S-3 Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) calendar days after the effective date of such registration; provided, however, that, if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 4(b).

                                   SECTION 5

                                 MISCELLANEOUS

5.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law provisions.

5.2. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.3. Integration: Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any previous agreement or understanding between or among the parties with respect to such subjects. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that, with the written consent of the Company and Holders of at least a two-thirds majority in interest of the Registrable Securities then outstanding may waive, modify or amend, on behalf of all parties hereto, any provisions of this Agreement or terminate this Agreement in its entirety.

5.4. Notices, Etc. (a) All notices and other communications required or permitted hereunder (including information required to be delivered pursuant to the provisions of Sections 2.1 and 2.3) shall be in writing and shall be deemed duly given, two (2) business days after it is mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger or by facsimile transmission with receipt, addressed (a) if to the Holders to the Holders' Representative (as such term is defined in the Merger Agreement) or at the Holder's address set forth in the records of the Company, or at such other address furnished by the Holders to the Company in writing, or (b) if to the Company or Global Knowledge, at its principal office at One Van De Graff Drive, Burlington, MA 01803 and addressed to the attention of the President, or at such other address as the Company or Global Knowledge shall have furnished to the Holders and any of their transferees in writing.

(b) Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) calendar days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

5.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.6. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.7. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

5.8. Specific Performance. Each of the Holders acknowledges and agrees that the Holders would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Holders agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Company and Global Knowledge and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.


                                          GKN HOLDINGS, INC.

                                          By: /s/ STACEY M. CANNON
                                              ---------------------------
                                          Title: Secretary
                                                 ------------------------

                                          GLOBAL KNOWLEDGE NETWORK, INC.

                                          By: /s/ STACEY M. CANNON
                                              ---------------------------
                                          Title: Vice President, General
                                                 Counsel and Secretary
                                                 ------------------------


                                          PROFESSIONAL TRAINING SERVICES, INC.

                                          By: /s/ THOMAS SAMPH
                                              ---------------------------
                                          Title: President
                                                 ------------------------

                                          /s/ PATRICIA ROBERTS
                                          -------------------------------
                                          Patricia Roberts

                                          /s/ MICHAEL LEVINSON
                                          -------------------------------
                                          Michael Levinson

                                          /s/ THOMAS SAMPH
                                          -------------------------------
                                          Thomas Samph

                                          TECHNOLOGY LEADERS OFFSHORE N.V.

                                          By: TECHNOLOGY LEADERS
                                               MANAGEMENT, L.P.,
                                               its General Partner

                                          By:  /s/
                                               ------------------------
                                               Managing Director

                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                          /s/ Leonard Glantz
                                          -------------------------------
                                          Leonard Glantz

                                          TECHNOLOGY LEADERS, L.P.

                                          By: TECHNOLOGY LEADERS
                                               MANAGEMENT, L.P.,
                                               its General Partner

                                          By:  /s/
                                               ------------------------
                                               Managing Director

                                          /s/ Alan Amrauy
                                          -------------------------------
                                          Herbert J. Nevyas

                                          THE HERBERT J. NEVYAS TRUST

                                          By:  /s/ Alan Amrauy
                                              ---------------------------
                                          Name:   Anita Nevyas-Wallace
                                          Title:  Trustee

                                          By:  /s/ Alan Amrauy
                                              ---------------------------
                                          Name:   Judith Barrett
                                          Title:  Trustee

                                          SAFEGUARD SCIENTIFICS, (DELAWARE),
                                          INC.

                                          By: /s/
                                              ---------------------------
                                          Name:
                                                 ------------------------
                                          Titles:
                                                 ------------------------



                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                          SIRROM CAPITAL CORPORATION


                                          By: /s/ MICHAEL P. KELLER
                                              ---------------------------
                                          Name:  Michael P. Keller
                                          Title: Vice President
                                                 ------------------------

                                          /s/ ARTHUR ZAMKOFF
                                          -------------------------------
                                          Arthur Zamkoff

                                          /s/ SHEILA ZAMKOFF
                                          -------------------------------
                                          Sheila Zamkoff

                                          /s/ ELLEN HARLAN
                                          -------------------------------
                                          Ellen Harlan


                                          GROWTH SHARES LTD.


                                          By: Baraterre Limited

                                          By: /s/ ANDREA S. MITCHELL &
                                                  PHILLIPA M. DELANCY
                                              ---------------------------

                                          Name:
                                              ---------------------------

                                          Title:
                                                -------------------------
                                          /s/ JANET ROBERTS
                                          -------------------------------
                                          Janet Roberts

                                          /s/ MICHAEL COPESTAKE
                                          -------------------------------
                                          Michael Copestake


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                          /s/ Richard J. Levinson
                                          -------------------------------
                                          Richard J. Levinson


                                          /s/ Carole J. Levinson
                                          -------------------------------
                                          Carole J. Levinson

                                          /s/ IRA LUBERT
                                          -------------------------------
                                          Ira Lubert


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                          /s/ Susan Deeney
                                          -------------------------------
                                          Susan Deeney

                                          /s/ LUDGER FLUGGE
                                          -------------------------------
                                          Ludger Flugge




                                          COMMERCE CAPITAL, L.P.


                                          By: Commerce Equity Capital
                                              Corporation
                                              its General Partner


                                          By:/s/ RUDY RUARK
                                             ----------------------------
                                          Name Rudy Ruark
                                          Title Vice President

                                          /s/ RONALD R. ROCK
                                          -------------------------------
                                          Ronald R. Rock

                                          /s/ ANDREW PEDISICH
                                          -------------------------------
                                          Andrew Pedisich


                                          /s/ LEONARD KEDSON
                                          -------------------------------
                                          Leonard Kedson


                                          /s/ Michael Kallmeyer
                                          -------------------------------
                                          Michael Kallmeyer


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                          /s/ Donald Spector
                                          -------------------------------
                                          Donald Spector


                                          EXPLORER, L.L.C.

                                          By: /s/ RUDY RUARK
                                              ---------------------------
                                          Name: Rudy Ruark
                                                -------------------------
                                          Title: Manager
                                                 ------------------------

                                          /s/ TAMAS SZVITACS
                                          -------------------------------
                                          Tamas Szvitacs

                                          /s/ DAVID DEFELICE
                                          -------------------------------
                                          David DeFelice

                                          /s/ TAMI FRATIS
                                          -------------------------------
                                          Tami Fratis


                                          TRUST FOR THE BENEFIT OF
                                          RICHARD J. LEVINSON

                                          By: /s/ SCOTT SLOMOWITZ
                                              ---------------------------
                                          Name: Scott Slomowitz
                                          Title: Trustee


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                          TRUST FOR THE BENEFIT OF
                                          ELLEN HARLAN

                                          By: /s/ Clement Horne
                                              ---------------------------
                                          Name: Clement Horne
                                          Title: Trustee



                                          TRUST FOR THE BENEFIT OF
                                          SANDRA LEVINSON

                                          By: /s/ SCOTT SLOMOWITZ
                                              ---------------------------
                                          Name: Scott Slomowitz
                                          Title: Trustee


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                          TRUST FOR THE BENEFIT OF
                                          KYLE G. ROBERTS

                                          By: /s/ Ralph O. Morgan, Jr.
                                              ---------------------------
                                          Name: Ralph O. Morgan, Jr.
                                          Title: Trustee


                                          By: /s/ CLIFFORD D. SCHLESINGER
                                              ---------------------------
                                          Name: Clifford D. Schlesinger
                                          Title: Trustee


                                          TRUST FOR THE BENEFIT OF
                                          MORGAN L. ROBERTS

                                          By: /s/ Ralph O. Morgan, Jr.
                                              ---------------------------
                                          Name: Ralph O. Morgan, Jr.
                                          Title: Trustee


                                          By: /s/ CLIFFORD D. SCHLESINGER
                                              ---------------------------
                                          Name: Clifford D. Schlesinger
                                          Title: Trustee

                                          /s/ DIRK WEIGAND
                                          -------------------------------
                                          Dirk Weigand


                                          TRUST FOR THE BENEFIT OF
                                          VALERIE HARLAN

                                          By: /s/ LAURA E. HARLAN as attorney in
                                                  fact for ELLEN HARLAN
                                              ---------------------------
                                          Name: Ellen Harlan
                                          Title: Trustee





                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                          TRUST FOR THE BENEFIT OF
                                          ANNA SLOMOWITZ

                                          By: /s/ Cynthia Slomowitz
                                              ---------------------------
                                          Name: Cynthia Slomowitz
                                          Title: Trustee


                                          TRUST FOR THE BENEFIT OF
                                          KAYLEE SLOMOWITZ

                                          By: /s/ Cynthia Slomowitz
                                              ---------------------------
                                          Name: Cynthia Slomowitz
                                          Title: Trustee

                                          TRUST FOR THE BENEFIT OF
                                          REBECCA SLOMOWITZ

                                          By: /s/ Cynthia Slomowitz
                                              ---------------------------
                                          Name: Cynthia Slomowitz
                                          Title: Trustee

                                          /s/ Cynthia Slomowitz
                                          -------------------------------
                                          Cynthia Slomowitz

                                          /s/ Scott Slomowitz
                                          -------------------------------
                                          Scott Slomowitz

                                          /s/ David Wolf
                                          -------------------------------
                                          David Wolf


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                          SOFT EXPORT, LTD


                                          By: /s/ GEORGE REYNOLDS
                                              ---------------------------
                                          Name: George Reynolds
                                                -------------------------
                                          Title: President
                                                 ------------------------




                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                          McFARLAND DEWEY & CO., LLC


                                          By: /s/ E. Brachfeld
                                              ---------------------------
                                          Name: Eric Brachfeld
                                                -------------------------
                                          Title: Member
                                                 ------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                  SCHEDULE I

                                    Holders
                                    -------

Patricia Roberts                   Michael Levinson                    Technology Leaders Offshore
                                                                       NV

Leonard Glantz                     Technology Leaders L.P.             Herbert J. Nevyas

The Herbert J. Nevyas Trust        Safeguard Scientifics, Inc.          Sirrom Capital Corporation

Thomas Samph                       Growth Shares Ltd                   Ellen Harlan

Janet Roberts                      Arthur & Sheila Zamkoff             Michael Copestake

Richard J. and                     Ira Lubert                          Explorer, L.L.C.
  Carole J. Levinson

Ludger Flugge                      Commerce Capital, L.P.              Ronald R. Rock

Andrew Pedisich                    Leonard Kedson                      Michael Kallmeyer

Tamas Szvitacs                      David DeFelice                      Susan Deeney

Tami Fratis                        Trust for the Benefit of            Trust for the Benefit of
                                     Richard Levinson                    Ellen Harlan

Trust for the Benefit of           Trust for the Benefit of            Trust for the Benefit of
  Sandra Levinson                    Kyle G. Roberts                     Morgan L. Roberts

Dirk Weigand                       Donald Spector                      Trust for the Benefit of
                                                                         Valerie Harlan

Trust for the Benefit of           Trust for the Benefit of            Trust for the Benefit of
  Anna Slomowitz                     Kaylee Slomowitz                    Rebecca Slomowitz

Cynthia & Scott Slomowitz          David Wolf                          Soft Export, Ltd.

McFarland, Dewey & Co.,
L.L.C>
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